Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 18 dated December 21, 1999
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Floating Rate)

Cusip No.:  		52517PQR5

Principal Amount:  	$200,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.150%

Original Issue Date:  	12/23/99

Initial Interest
Rate Per Annum:		6.1625% (4 month Libor First Fixing,
Telerate p. 3750, posted on 12/21/99), 3 month Libor Quarterly thereafter

Spread:  		+0.150%

Index Maturity:  		Quarterly

Interest Payment Period: 	Quarterly

Interest Reset Period: 	Quarterly

Interest Reset Dates: 	Same as interest payment dates.

Interest
Determination Dates:	Two London business days prior to each
			interest reset date.

Interest Payment Dates: 	04/24/00, 07/24/00, 10/23/00 and 01/18/01,
subject to modified business day
convention.

Maturity Date: 		01/18/01

Authorized Denomination:	$1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.
By:/s/ Kathryn Bopp Flynn
Name: Kathryn Bopp Flynn
Title: Senior Vice President